                                                                    EXHIBIT 99.1



                         RAINBOW MULTIMEDIA GROUP, INC.

                    Unaudited Condensed Financial Statements

                               September 30, 2001

                         RAINBOW MULTIMEDIA GROUP, INC.

                        Unaudited Condensed Balance Sheet

                               September 30, 2001

                             ASSETS
Current assets:
    Cash and cash equivalents                                       $ 1,117,229
    Accounts receivable                                               1,410,792
    Notes and amounts due from related parties                           11,809
    Other current assets                                                 23,184
                                                                    -----------
               Total current assets                                   2,563,014
Property, plant and equipment, net                                    2,414,845
Deferred financing costs                                                 23,272
                                                                    -----------
                                                                    $ 5,001,131
                                                                    ===========
              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                $   180,790
    Accrued liabilities                                                 748,115
    Deferred revenue                                                    938,787
    Line of credit with a bank                                          375,000
    Current maturities of notes payable                               1,037,227
    Current maturities of capital lease obligation                      166,520
                                                                    -----------
               Total current liabilities                              3,446,439
Note payable, less current maturities                                   833,545
Capital lease obligation, less current maturities                       282,552
Other liabilities                                                        35,404
                                                                    -----------
               Total liabilities                                      4,597,940
Stockholders' equity:
    Common stock, no par value; authorized 50,000,000 shares;         4,620,517
        issued and outstanding 22,775,856 shares at September
        30, 2001

    Additional paid-in capital                                          255,669
    Accumulated deficit                                              (4,472,995)
                                                                    -----------
               Total Stockholders' equity                               403,191
Commitments, contingencies and subsequent events                    -----------
    (notes 2, 5 and 6)                                              $ 5,001,131
                                                                    ===========

See accompanying notes to unaudited condensed financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                   Unaudited Condensed Statements of Operations

             For the nine months ended September 30, 2001 and 2000

                                                       2001              2000
                                                   -----------       -----------
Revenues:
  Game revenue                                     $ 7,964,331       $ 3,476,928
  Animation revenue                                    765,687         1,274,944
  Other revenue                                         23,354            33,162
                                                   -----------       -----------
      Total revenue                                  8,753,372         4,785,034
Operating expenses:
  Development and production                         5,321,777         3,338,763
  General and administrative                         1,379,167         6,068,575
                                                   -----------       -----------
      Total operating expenses                       6,700,944         9,407,338
                                                   -----------       -----------
Income (loss) from operations                        2,052,428        (4,622,304)
                                                   -----------       -----------
Other income (expense):
  Interest income                                       47,220            40,931
  Interest expense                                    (199,902)         (189,629)
  Loss on disposition of assets                             --            (1,680)
                                                   -----------       -----------
      Total other expense                             (152,682)         (150,378)
                                                   -----------       -----------
      Net income (loss) before income taxes          1,899,746        (4,772,682)
Income tax expense                                         850                50
                                                   -----------       -----------
Net income (loss)                                  $ 1,898,896       $(4,772,732)
                                                   ===========       ===========

       See accompanying notes to unaudited condensed financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                Statements of Stockholders' Equity (Deficiency)

             For the nine months ended September 30, 2001 and 2000

                                                                                                        TOTAL
                                            COMMON STOCK               ADDITIONAL                    STOCKHOLDERS'
                                     --------------------------         PAID-IN      ACCUMULATED        EQUITY
                                       SHARES           VALUE           CAPITAL        DEFICIT       (DEFICIENCY)
                                     ----------      ----------        ----------    -----------     -------------
Balance at December 31, 1999         20,020,000      $  147,820        $199,989     $(1,373,330)     $(1,025,521)
Exercise of stock options                48,706          24,352          55,680              --           80,032
Issuance of stock                       470,113         772,482              --              --          772,482
Issuance of restricted stock          2,237,037       3,675,863              --              --        3,675,863
Net loss                                     --              --              --      (4,828,412)      (4,828,412)
                                     ----------      ----------        --------     -----------      -----------
Balances at September 30, 2000       22,775,856       4,620,517         255,669      (6,201,742)      (1,325,556)
Net loss                                     --              --              --        (170,149)        (170,149)
                                     ----------      ----------        --------     -----------      -----------
Balances at December 31, 2000        22,775,856       4,620,517         255,669      (6,371,891)      (1,495,705)
Net income                                   --              --              --       1,898,896        1,898,896
                                     ----------      ----------        --------     -----------      -----------
Balances at September 30, 2001       22,775,856      $4,620,517        $255,669     $(4,472,995)     $   403,191
                                     ==========      ==========        ========     ===========      ===========

       See accompanying notes to unaudited condensed financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

                  Unaudited Condensed Statements of Cash Flows

             For the nine months ended September 30, 2001 and 2000

                                                                                      2001               2000
                                                                                  -----------          --------
Cash flows from operating activities:
   Net income (loss)                                                              $ 1,898,896        (4,828,412)
   Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
      Depreciation and amortization                                                   466,295           262,083
      Benefit to shareholders upon sale of common stock                                    --         4,504,025
      Guarantee of investee obligation                                                 14,319           471,345
      Loss on disposition of assets                                                        --             1,680
      Changes in assets and liabilities:
         Accounts receivable                                                         (698,435)         (607,560)
         Notes and amounts due from related parties                                      (579)          (21,843)
         Other current assets                                                          (5,631)          (15,551)
         Accounts payable                                                             (38,991)           80,445
         Accrued liabilities                                                          257,825           102,667
         Other liabilities                                                             35,404                --
         Deferred revenue                                                          (1,660,998)          400,979
         Advance from affiliate                                                      (600,000)               --
                                                                                  -----------          --------
            Net cash provided by (used in) operating activities                      (331,895)          349,858
                                                                                  -----------          --------
Cash flows from investing activities:
   Purchases of property and equipment                                               (476,162)         (199,059)
                                                                                  -----------          --------
            Net cash used in investing activities                                    (476,162)         (199,059)
                                                                                  -----------          --------
Cash flows from financing activities:

   Proceeds from exercise of stock options                                                 --            24,352
   Proceeds from borrowings                                                                --           250,000
   Payments on notes payable and capital lease obligation                            (549,002)         (221,164)
                                                                                  -----------          --------
            Net cash provided by (used in) financing activities                      (549,002)           53,188
                                                                                  -----------          --------
Net increase (decrease) in cash and cash equivalents                               (1,357,059)          203,987
Cash and cash equivalents, beginning of year                                        2,474,288           117,860
                                                                                  -----------          --------
Cash and cash equivalents, end of year                                            $ 1,117,229           321,847
                                                                                  ===========          ========

Supplemental cash flow information:

   Cash paid for interest                                                         $   151,756           155,396
                                                                                  ===========          ========
   Cash paid for taxes                                                            $       850                50
                                                                                  ===========          ========

Supplemental schedule of noncash investing and financing activities:

      On April 24, 2000, the Company entered into an agreement to purchase certain assets, described in note 2, from a Korean digital entertainment company and to purchase 94,492 shares of the Korean's entity's common stock, simultaneously selling 2,707,150 shares of common stock valued at $1.643 per share ($4,448,345 in total).

      In February and March 2001, the Company purchased equipment for $493,233 by entering into capital lease agreements.

      On August 31, 2001, the Company assumed certain indebtedness of DT Pictures, LLC of $485,664. $471,345 of this amount was previously recorded as a guarantee of investee obligations and $14,319 was recorded as interest expense.

      See accompanying notes to unaudited condensed financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

               Notes to Unaudited Condensed Financial Statements

                               September 30, 2001


(1)   BASIS OF PRESENTATION

      The condensed balance sheet as of September 30, 2001 and the condensed statements of operations and cash flows for the nine-month periods ended September 30, 2001 and 2000 of Rainbow Multimedia Group, Inc. (the "Company" or "Rainbow") are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. These interim unaudited condensed financial statements for 2001 and 2000 should be read in conjunction with the December 31, 2000 audited financial statements and notes thereto. The results of operations for the nine months ended September 30, 2001 and 2000 are not necessarily indicative of the results to be expected for the full year.

(2)   INVESTMENT IN DIGITAL DREAM STUDIOS CO., LTD.


      On April 24, 2000, the Company entered into a series of agreements with Digital Dream Studios Co., Ltd. ("DDS"), a Korean digital-entertainment company, pursuant to which DDS became a shareholder of 3,243,703 shares of the Company, and the Company became a minority shareholder in DDS (owning less than 10%). As part of these agreements, DDS purchased 536,553 shares of common stock directly from Company shareholders and optionholders for $5,330,000 in cash.

      Specifically, the Company entered into agreements:

      (i) to cross license proprietary technology, together with training and participation in normal course projects on mutually beneficial terms. No value is recorded for any proprietary technology license at December 31, 2000 as the agreement was a cross license and, accordingly, no consideration was paid. Expenses related to training and participation in normal course projects are expensed as incurred.

      (ii) to sell 2,237,037 shares of the Company's common stock (the "Company Shares") to DDS for $450,000. The Company also purchased 94,492 shares (less than 10%) of DDS common stock (the "DDS Shares") for $450,000, subject to certain conditions and restrictions. The Company Shares and DDS Shares are restricted to DDS's ability to effect its initial public offering on the KOSDAQ (Korean Stock Exchange) by June 30, 2001, with a market capitalization of at least $500,000,000. If the initial public offering meets these criteria, DDS shall have an option to purchase all DDS Shares held by Rainbow at the IPO price. In addition, Rainbow shall have a put right to sell to DDS, and DDS shall have a call right to buy from Rainbow, up to the lessor of 30% of the DDS Shares or $15 million of DDS Shares held by Rainbow at a price which is 10% less than the IPO price. Until the time of such IPO, the sale of Company Shares and DDS Shares are subject to the right of first refusal by either party. If the initial public offering does not meet these criteria, the Company Shares and DDS Shares are void and cancelled unless the date is extended or the capitalization requirement is otherwise waived by the Company at its sole option.

            On August 14, 2001, the agreement was amended to extend the initial public offering deadline to August 15, 2001, delete the put and call provisions, and modify the automatic cancellation provision of the Company Shares and DDS Shares. The automatic cancellation is no longer contingent upon the completion of the initial public offering by DDS, but at the option of the Company if the Company is unable to sell the DDS Shares at a price satisfactory to the Company.

      (iii) to sell 470,113 shares of the Company's common stock to DDS for $4,670,000. Under the same agreement, the Company agreed to purchase all rights under copyright in and to a computer-animated film being developed by DDS and any material on which the film is based, for $4,670,000.

            On September 22, 2000, the agreement was amended to provide for the purchase of rights in the computer-animated film by Digital Rim, Inc. ("DRI"), an affiliate of the Company, instead of the Company. In connection with the acquisition of rights by DRI, the Company obtained a note receivable from DRI of $4,670,000, bearing interest at 8% and maturing to the extent of any and all proceeds to DRI related to the film, and payable in first priority until the note is paid in full. The note is secured only by DRI's rights in the film. Because the amendment effectively superceded and replaced the purchase of film rights by the Company, the Company treated the transaction as an exchange of shares for a note receivable from DRI. Due to the uncertainty relating to the completion and release of the film upon which collection of the note is dependent, the Company did not record a value for the note receivable.

                         RAINBOW MULTIMEDIA GROUP, INC.

               Notes to Unaudited Condensed Financial Statements

                               September 30, 2001


      The shares issued by the Company, the shareholders and the optionholders were valued as part of a single aggregate transaction for the sale of 3,243,703 shares to DDS for $5,330,000 ($1.643 per share). Accordingly, the Company recorded $4,438,345 for the value of 2,707,150 new shares issued by the Company. Since the cash consideration received from DDS was paid to the shareholders and optionholders, the Company recorded an expense of $4,438,345 for the consideration paid in excess of the fair value of the stock sold of $1.643 per share. In addition, the Company recognized an expense of $55,680 related to stock options that were exercised for 48,706 shares of the Company's common stock and then were sold as part of the transaction. The film rights and DDS stock retained by the Company were valued at $0 due to the restrictions and contingencies described above.

      During 2001, DDS failed to satisfy its obligations to the Company notwithstanding extensions and deferrals granted by the Company. Further, the financial condition of DDS deteriorated substantially, Korean regulatory authorities denied DDS's application to conduct a public offering of its shares and DDS asserted various claims against the Company. In order to resolve all relationships and disputes involving DDS with finality, on December 10, 2001 the Company assigned the note receivable from DRI, as described above, to DDS in consideration for various indemnities and releases and sold the DDS Shares together with certain other assets described in note 6 to Angstrom Group LLC.


(3)   ADVANCE FROM AFFILIATE

      On September 22, 2000, the Company entered into a subcontract agreement with DDS to provide technology development and consulting services related to the rights in a next-generation console game owned by DRI. Under the agreement, the Company received a royalty advance of $600,000 from DDS in November 2000. Under the terms of the agreement, the advance must be repaid no later than December 31, 2001, except to the extent otherwise recouped through revenues derived from the property. The advance was repaid by the Company in March 2001.

      In connection with the services to be provided under the subcontract agreement, the Company was also paid a non-refundable advance of $1,500,000. The advance is amortized into revenue over the periods in which the services are actually rendered under the percentage of completion method of accounting. For the nine months ended September 30, 2001, $1,011,233 was recognized as revenue, and at September 30, 2001, $468,767 is included in deferred revenue.

(4)   LINE OF CREDIT

      In 1997, the Company entered into a line of credit agreement with a financial institution that allowed the Company to borrow through March 31, 1999 up to $375,000 at prime plus 1.5%, senior secured by all of the Company's assets owned and purchased. In May 1999, the agreement was amended to provide for extension of the maturity date, waiver of certain financial covenants and defaults, and extension of certain other terms through March 31, 2000, which was subsequently extended to September 28, 2000. On September 18, 2000, the agreement was amended to provide for extension of the maturity date and modification of borrowing provisions, financial covenants, and certain other terms through September 28, 2001. On September 26, 2001, the agreement was amended again to provide for the extension of the maturity date through January 31, 2002. The Company had outstanding borrowings on the line of credit of $375,000 at September 30, 2001, which was repaid January 3, 2002.

(5)   NOTES PAYABLE

      An unsecured note payable for services rendered, in the amount of $115,580, was assumed by certain Company shareholders on April 20, 2001 and replaced with four new notes to the shareholders in the amount of $28,895 each. The four notes bear an interest rate of 10% and are payable in quarterly installments of $9,000. The outstanding amounts were paid in full on December 21, 2001.

      On November 12, 2000, a note payable to a customer for $500,000 matured, together with accrued interest of $85,830. The note of $500,000 was repaid December 14, 2001 and the outstanding interest amount was offset by $100,000 owed to the Company by the customer. At September 30, 2001, the accrued interest and accounts receivable were offset in the financial statements.

                         RAINBOW MULTIMEDIA GROUP, INC.

               Notes to Unaudited Condensed Financial Statements

                               September 30, 2001


      The Company and a principal stockholder have unconditionally guaranteed certain indebtedness of DT Pictures, LLC related to legal fees payable to its former primary counsel of $221,345 and the investment of a Japanese partner of $250,000. The guaranteed obligations were accrued by the Company as of December 31, 2000. On August 31, 2001, the Company legally assumed the indebtedness of these outstanding notes. On December 21, 2001, the note to DT Pictures' former primary counsel of $221,345 was paid in full by the Company, and on January 3, 2002, the obligation of $250,000 was repaid by the Company.

(6)   SUBSEQUENT EVENTS

      On December 11, 2001, the Company transferred its investment in DDS, its investment in DRI, and any residual interest in its investment in DT, at the Company's cost to acquire the assets, to Angstrom Group LLC, owned and managed by a principal Company stockholder, in exchange for a note receivable of $450,100 bearing interest at 6% and maturing on April 15, 2002. Angstrom Group LLC was formed on December 11, 2001, in part to purchase the assets from the Company. The acquirer of the Company and new note holder, THQ Inc., is specifically indemnified against the purchase price pending the maturity and collection of the note.

      Due to the impending acquisition of the Company by THQ Inc., the Company issued 113,334 shares of common stock on December 13, 2001. In connection with the acquisition of a software company in 1999, the stock was to be issued ten days prior to a substantive change in control of the Company through sale, merger, acquisition, or initial public offering.

      On December 21, 2001, Rainbow Multimedia Group, Inc. was acquired by THQ Inc. Under the terms of the agreement, the Company became a wholly owned subsidiary of THQ Inc. In connection with the acquisition, each share of the Company's stock was exchanged for .036 shares of THQ Inc. common stock valued at $52 per share based on the four-day average market price. THQ Inc. issued 858,203 shares of common stock to Rainbow shareholders, including 5,721 shares in satisfaction of warrants issued to a financial institution as payment of financing costs, with an additional 106,259 shares issuable upon exercise of stock options which were assumed by THQ Inc. and became fully vested as a result of the acquisition. The number of THQ Inc. common shares issued is subject to adjustment pending the determination of the closing net book value of the Company as of December 21, 2001.

      At the date of the acquisition, the Company had 82,500 performance shares outstanding under an employee equity participation plan. The acquisition resulted in a liability to the Plan. The employees agreed to cash compensation under the plan, and the Company accrued $157,292 at December 21, 2001 for the obligation.

      On December 21, 2001, the Company repaid an obligation to DT Pictures former primary counsel of $221,345 (note 2). on December 31, 2001, the Company repaid the note payable to a trust of $655,752. On January 3, 2002, the Company repaid all outstanding borrowings of $375,000 on the line of credit (note 4) and on January 8, 2002, the Company repaid all remaining notes payable of $315,418 (note 5).